CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 22, 2001, included in this Form 11-K for the year ended of December 31, 2000, into Occidental Petroleum Corporation's previously filed Registration Statement No. 333-72719.


/s/ ARTHUR ANDERSN LLP

ARTHUR ANDERSEN LLP


Los Angeles, California
June 28, 2001

17